PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is entered into effective May ____, 2000 (the "effective date"), by and between MONTGOMERY REALTY GROUP, INC., a Nevada corporation doing business in California as Nevada-Montgomery Realty Group, Inc. ("Seller"), and MR. PETER PAU doing business as SAND HILL PROPERTY COMPANY ("Buyer"), or assignee, (with right of assignment) and is based upon the following facts and representations:

         A. Seller owns a parcel of undeveloped land consisting of approximately
         7.43 acres in the City of South San Francisco, San Mateo County, California, more particularly described herein (the "Land").

         B. The Land is suitable for development as an office building complex consisting of approximately 200,000 square feet of office space with associated parking. Development of the Land into an income producing office project will require approvals from the City of South San Francisco as well as appropriate construction and leasing.

         C. Buyer desires to develop the Land into an income producing office project and, to the extent Buyer elects, will undertake the building permit, construction and leasing phases of the development. As provided herein Seller and Buyer will cooperatively undertake the planning department approval process.

         D. Seller agrees to sell and Buyer agrees to buy the Land, together with Planning Department approvals for an income producing office project, on the terms set forth herein.

         NOW THEREFORE in consideration of the mutual promises contained herein, Seller and Buyer agree as follows:

1. PROPERTY INCLUDED IN SALE. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, the following:

         (a) that certain real property commonly known as the Gull Avenue Project, consisting of approximately 7.43 acres of undeveloped land, described as Assessor's Parcel No. 015-082-210, located in the City of South San Francisco, San Mateo County, California, and more particularly described in Exhibit "A" attached hereto (the "Real Property");

         (b) any and all rights, privileges and easements appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Real Property, as well as all development rights and credits, air rights, solar rights, water, water rights, and water stocks relating to the Real Property and any easements, rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property (collectively the "Appurtenances");

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         (c) any and all improvements and fixtures located on the Real Property, if any, (all of which are collectively called the "Improvements");

         (d) any and all personal property set forth on Exhibit "B" attached hereto, if any (the Personal Property"); and

         (e) any and all of the interest of Seller, if any, in and to all development rights and other intangibles relating to or effecting the Property, to the extent the same may be owned or controlled by Seller ("Development Rights").

         All of the items described in subsections (a), (b), (c), (d) and (e) above are hereinafter collectively called the "Property."

2.  ENTITLEMENTS.

         (a)  Entitlement Definitions

         "Assister" means the party who is not the Entitler.

         "Development Costs" shall mean those expenses, assessments, fees, charges and similar monetary exactions which may be imposed by reason of the development of Real Property into the Gull Project. "Development Costs" include overpass fees and other charges payable to the City of South San Francisco, the County of San Mateo or the State of California other than Ordinary Procedure Expenses, Extraordinary Procedure expenses, and de minimis application fees and other associated costs. Neither Buyer nor Seller shall permit any Development Costs to be incurred nor any such assessments to be made against the Property prior to the Closing.

         "DIMC" shall mean Diversified Investment & Management Corporation. Fees paid to DIMC hereunder shall include all third party Entitlement fees and fees for direct services performed as part of the Entitlement process. No fees shall be paid to DIMC for general or administrative costs (i.e. overhead) not directly connected with the Entitlement process. Other than reimbursement for third party fees and costs, not more than $20,000 shall be paid to DIMC for Entitlement expenses relating to services provided by DIMC hereunder.

         "Entitlements" shall mean those approvals customarily obtained from the City of South San Francisco as conditions to the development of an office building project of approximately Two Hundred Thousand (200,000) Square Feet, together with legally required parking therefor, as required by ordinance. Entitlement approval typically involves review and approval of proposed building plans, use, FAR, parking requirements and similar matters. As part of the Entitlements process Seller shall determine what Development Costs, or other exactions, if any, will be required to be paid by Buyer in order to develop the Gull Project . The term "Entitlements" shall not include any building permits nor any other approvals required to actually commence construction after final Planning Commission approval. The term "Entitlements" shall also not include the approval of any governmental authority other than the City of South San Francisco.

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         "Entitler" means the party in charge of obtaining the Entitlements.

         "Extraordinary Procedures" means all Environmental Impact Report ("EIR"), traffic studies or other studies that may be required by the City of South San Francisco Planning Department and Planning Commission as conditions to granting the Entitlements which conditions are imposed by reason of the proposed development requiring a variance, conditional use permit or similar exception to the existing Master Plan, "East of 101 Plan", or other current allowed use.

         "Extraordinary Procedure Expense" means all direct, out of pocket expenses paid to parties unaffiliated with Seller for plans, studies, reports and fees required by the Extraordinary Procedures.

         "FAR" means floor area ratio.

         "Gull Project" means the Property, as enhanced by the Entitlements and proposed office development project.

         "Ordinary Procedures" means preparation of and reasonable modifications to all conceptual designs and architectural plans; attendance at planning department meetings and planning commission hearings; zoning approvals, and similar matters necessary and customary to obtain Entitlements from the City of South San Francisco Planning Department and Planning Commission with respect to development projects which do not involve variances or other deviations from the existing Master Plan, zoning, "East of 101 Plan" or City of South San Francisco Planning Department guidelines. Ordinary Procedures do not include Extraordinary Procedures.

         "Ordinary Procedure Expense" means all direct, out of pocket expenses paid to parties unaffiliated with Seller, or to DIMC, for plans, studies, reports and fees required by the Ordinary Procedures.

         "Square Feet" means gross square footage of rentable office building improvements as computed using BOMA standards for multi-floor and multi-tenant office buildings, and specifically excluding: (i) any exterior or uncovered areas such as loading docks, trash enclosures, balconies and patios, (ii) any interior or exterior parking areas.

         (b) Entitler. Initially, Seller shall be the Entitler; however, Buyer shall have the right upon written notice in connection with the exercise of its option under Section 3(c) to become the Entitler.

         (c) Square Feet of Entitlements. The parties acknowledge that Entitlements for exactly Two Hundred Thousand (200,000) Square Feet may not be forthcoming; and therefore, as little as One Hundred Seventy Five Thousand (175,000) Square Feet (the "Minimum Entitlement Size") will be acceptable for purposes of satisfying the Entitlement Contingency set forth in Section 7 below. The parking associated with the Gull Project shall be of sufficient size to comply with applicable zoning ordinance, however, should Seller obtain greater parking rights, said increase is permitted, but not required.

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         (d)  Entitlement   Efforts.   Entitler   covenants  to  use  reasonable
commercial efforts to obtain the Entitlements on or before the end of the Entitlement Period. Such reasonable efforts shall include, without limitation, Ordinary Procedures and Extraordinary Procedures. Entitler shall keep Assister informed at all times regarding the proposed efforts, plans, and timeline to obtain the Entitlements and shall duly consider Assister's comments and proposals. Assister shall cooperate with and lend reasonable aid and assistance to Entitler as to the planning of the Gull Project. Entitler and Assister shall confer on a regular basis, but not less than once per week, during the term of this Agreement as to the Gull Project (See Section 17(p) below).

         (e) Anticipated Extraordinary Procedures. It is understood and agreed that the Gull Project will require a non-standard FAR and may require additional variances for design and similar matters, such that Extraordinary Procedures are likely to be involved in obtaining the Entitlements.

         (f) Plan and Budget. While Seller is the Entitler, Seller shall prepare (and amend from time to time as such proposed procedures or prior estimates change) a budget of Ordinary Procedure Expenses and Extraordinary Procedure Expenses for Buyer's reasonable approval. If Buyer disapproves any expense item that Seller, as Entitler deems necessary to the Entitlement process, Seller may terminate this Agreement as provided herein below. To the extent feasible, Seller and Buyer shall attempt to budget all anticipated Extraordinary Procedure Expenses prior to the expiration of the Due Diligence Period; provided, however, that any proper Extraordinary Procedure Expenses that arise or are incurred after the Due Diligence Period shall not be conditions precedent to consummation of this Agreement and shall be paid for by Buyer as provided herein.

         (g) Payment of Ordinary Procedures Expenses. Entitler shall pay all Ordinary Procedure Expenses as incurred, provided that those incurred by Seller are subject to reimbursement at Closing pursuant to Section 3(b).

         (h) Payment of Extraordinary Procedures Expenses. Entitler shall pay all Extraordinary Procedure Expenses as incurred. With respect to all
Extraordinary  Procedure  Expenses  incurred  by  Seller  while  Seller  is  the
Entitler: (A) Buyer shall reimburse Seller directly therefor to the extent such Extraordinary Procedure and Expense was within the approved budget pursuant to subsection (f) above; (B) Seller shall invoice Buyer, with a copy of the invoice from the consultant, engineer or other professional; (C) Buyer shall pay said sum to Seller within ten (10) days of the receipt of such invoice and billing from Seller; (D) it is agreed upon by the parties hereto that Seller is relying upon such reimbursement by Buyer for actual payment of Extraordinary Procedure expenses; and (E) in the event that Buyer fails to reimburse such Extraordinary Procedure Expenses after notice of such failure and a 10 day cure period, Seller shall have the right to either: (a) terminate this Agreement and treat said failure to pay by Buyer as a material breach of this Agreement (and Seller's right to recover such sums is not part of the liquidated damages provision of this Agreement), or (b) pay said costs directly and increase the Contract Purchase Price by the amount so paid.

         (i) Soils Report. Seller shall within twenty (20) days from the effective date of this

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Agreement commence a Phase I geotechnical  investigation of the Property, with a reputable geotechnical engineer to ascertain the general soil conditions of the Property for purposes of assisting the Entitlement process. Seller has delivered to Buyer a topographical map as of the effective date hereof. Said Phase I geotechnical report and topographical survey expenses shall be deemed part of the Ordinary Procedures Expenses.

         (j) Use of Reports. The results of the Phase I geotechnical report shall be used by Seller for Entitlement purposes, and copies of the report shall be delivered to Buyer to assist Buyer with Buyer's due diligence.

         (k) Delivery of Reports. Other than (i) the Phase I geotechnical report and, the topographical survey, (ii) reports generated as part of the Ordinary Procedures, (iii) the Section 6 Inspection Documents; and (iv) reports generated as part of Extraordinary Procedures; Seller shall be under no obligation to provide Buyer with copies of any other reports, plans, designs, studies, maps and other matters related to either the Property or the Entitlement process, but may do so without negating Seller's rights under this Agreement. In the event this transaction does not close as contemplated herein, Seller shall retain all ownership rights to all documents discussed in this subsection, or which are related to the Real Property or the Entitlements.

         (l) Architect. Buyer and Seller acknowledge and agree that while Seller is the Entitler, it shall employ Avanessian Associates Architects, as well as such engineers and technical consultants as Seller deems reasonable to obtain the Entitlements.

         (m) Cooperation. Unless Buyer and Seller agree otherwise, Avenessian Associates shall be the primary contact person with the City of South San Francisco and shall with Entitler, make all submittals and presentations. Seller, Buyer and Buyer's architects, contractors, designers, consultants and others shall cooperate with Avenessian Associates and submit such plans, specifications, and other matters as Entitler and Avenessian Associates deem necessary or appropriate to the Entitlement process.

3.       PURCHASE PRICE.

         (a) Amount. The "Purchase Price" for the Property shall equal the product of Seventy Two Dollars and 50 Cents ($72.50) multiplied by every Square Foot of Entitlements; provided however: (i) such amount shall never exceed Eighteen Million One Hundred Twenty Five Thousand Dollars ($18,125,000); (ii) if the Entitlement Condition is not timely satisfied, but Buyer waives said condition, the Purchase Price shall be such amount as is mutually agreed upon between Buyer and Seller based on the estimated Entitlement Square Feet, but in no event less than Fourteen Million Five Hundred Thousand Dollars ($14,500,000); and (iii) notwithstanding the above, the Purchase Price shall be Fourteen Million Five Hundred Thousand Dollars ($14,500,000) if Buyer exercises the Fixed Price Option, as set forth in Section 3(c) below.

         (b) Additional Closing Payments. In addition to the Purchase Price, Buyer shall pay Seller (i) at the Closing all Ordinary Procedure Expenses properly incurred by Seller, provided that such payment to Seller shall be limited to a maximum of $75,000; and (ii) if not already paid pursuant to
Section 2(h) all Extraordinary Procedure Expenses properly incurred by Seller prior to closing.

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         Buyer shall also pay Buyer's share of  prorations  and closing costs as provided in Section 8(h) and (i).

         (c) Fixed Price Option. At any time during the Due Diligence Period as set forth in Section 6 below, Buyer shall have the right, but not the obligation, to purchase the Property for a Purchase Price of Fourteen Million Five Hundred Thousand Dollars ($14,500,000), plus payment of the amounts, if any, set forth in Section 3(b). Buyer may exercise such right ("Fixed Price Option") by:

         (i) delivering written notice of its intent to exercise this option to Seller; and

         (ii) concurrently increasing Buyer's deposit amount to the amount of the Final Deposit (i.e. $1,000,000 all cash) as set forth in Section 4(c) below

Upon exercise of the Fixed Purchase Right, the Section 7 Entitlement Contingency shall be deemed waived and Buyer shall become the Entitler and take over the Entitlement process, so as to supercede Section 2(n) above.

4.  BUYER'S DEPOSITS WITH ESCROW.

         (a)  Amount.  Deposits shall be made by Buyer as follows:

         Within three (3) business days after the effective date of this Agreement, Buyer shall deposit in escrow with First American Title Insurance Company ("Title Company") at its office in Redwood City, a deposit in the form of cash in the amount of ONE HUNDRED THOUSAND DOLLARS ($100,000,00) (the "Initial Deposit"). All sums comprising the Initial Deposit shall be held in an interest bearing account and interest accruing thereon shall be held for the account of Buyer. In the event the sale of the Property as contemplated hereunder is consummated, the Initial Deposit plus interest accrued therein shall be credited against the Purchase Price.

         Within three (3) business days after the removal of Buyer's due diligence contingencies as set forth in Section 6 below, Buyer shall increase its deposit with Title Company by making an additional deposit in the amount of FOUR HUNDRED THOUSAND DOLLARS ($400,000) (the "Additional Deposit") such that the total deposit by Buyer with Title Company shall then be FIVE HUNDRED THOUSAND DOLLARS ($500,000) (the "Increased Deposit"). All sums comprising the Increased Deposit shall be held in an interest bearing account and interest accruing thereon shall be held for the account of Buyer. In the event the sale of the Property as contemplated hereunder is consummated, the Increased Deposit plus interest accrued thereon shall be credited against the Purchase Price.

         The Increased Deposit may, at Buyer's option, be partially in cash and partially in the form of a bond with the Seller as beneficiary under the bond. In no event is the amount of the bond to exceed Three Hundred Thousand Dollars ($300,000). Any bond posted by Buyer pursuant to this subparagraph shall be from a bonding company approved of in writing by Seller and said bond shall be payable in full to Seller upon presentment by Seller to bonding company of a writing indicating that Buyer is in breach of this Agreement. To the extent that Buyer elects to post a

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bond,  the amount of the  Additional  Deposit  in cash shall be  correspondingly decreased, such that the Increased Deposit may take the form of part bond (up to $300,000) and part cash (not less than $200,000) until such time as a Final Deposit is required hereunder.

         Within three (3) business days after Buyer receives notice of removal of the Entitlement Contingency as set forth in Section 7 below, or concurrently with Buyer's exercise of its option under Section 3(c) above, Buyer shall increase its deposit by an additional FIVE HUNDRED THOUSAND DOLLARS ($500,000), (and replacing any bond with cash) (the "Second Additional Deposit") such that the total amount of the cash deposit with Title Company shall be ONE MILLION DOLLARS ($1,000,000) (the "Final Deposit"). The entire amount of the Final Deposit shall be in cash. All sums comprising the Final Deposit shall be held in an interest bearing account and interest accruing thereon shall be held for the account of Buyer. At the closing as contemplated hereunder, the Final Deposit plus interest accrued thereon shall be credited against the Contract Purchase Price.

         (b) Application of Deposit. The Deposit shall be applied to the Purchase Price. If Seller terminates the Agreement due to a default by Buyer, then the Deposit, or such portion thereof as is then due shall be paid to Seller as liquidated damages pursuant to Section 4(c). If Buyer terminates the Agreement due to: (i) a default by Seller, (ii) the failure of a closing condition for Buyer's benefit as set forth in Section 8, (iii) the failure of any Section 6 condition provided Buyer delivers timely notice thereof, or (iv) the failure of the Entitlement Contingency of Section 7; then the Deposit (or so much thereof as has been delivered) together with all interest thereon shall be returned to the Buyer and neither Buyer nor Seller shall have any further obligations under this Agreement. Upon any termination other than as a result of a default, then neither party shall have any further rights or obligations under this Agreement, other than Buyer's obligation to pay Extraordinary Procedure Expenses pursuant to Section 2(h).

         (c) Liquidated Damages. The parties agree that in the event of a breach of this Agreement by Buyer it would be difficult to measure Seller's damages and that Seller's retention of the Increased Deposit or Final Deposit, as the case may be, shall constitute Seller's measure of damages, said sum being liquidated damages, and said sum being agreed upon by the parties hereto after review by their respective attorneys.

         THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT AMOUNTS HAVE BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF BUYER.

         Seller: _______     Buyer: ________

5.       TITLE TO THE PROPERTY.

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         (a) Title Policy.  At the Closing,  Seller  covenants to: (i) convey to
Buyer (or assignee) marketable and insurable fee simple title to the Real Property and the Appurtenances, by duly executed and acknowledged grant deed in a form acceptable to Buyer; and (ii) to cause to be delivered to Buyer by Title Company an ALTA extended coverage Owner's Policy of Title Insurance, in the full amount of the Purchase Price insuring fee simple title to the Real Property and the Appurtenances in Buyer, subject only to those exceptions as Buyer shall approve pursuant to section 6(a) below. Said policy shall provide full coverage against mechanics' or materialmen's liens arising out of Seller's Entitlement process and shall contain such special endorsements as Buyer may reasonably require. The Title Company shall obtain, if requested by Buyer, reinsurance agreements from such companies and in such amounts as Buyer may request.

         (b) Personal Property. At the Closing, Seller shall transfer title to the personal property by a bill of sale in the form attached hereto as Exhibit "C", such title to be free of any liens and encumbrances.

         (c) Entitlements. At the Closing, Seller shall transfer all Entitlement permits together with other development rights by means of the form attached hereto as Exhibit "D" and shall transfer all original Entitlement documents to Buyer as provided in Section 9 below.

6. DUE DILIGENCE CONDITIONS. Buyer shall conduct its due diligence and either terminate this Agreement or remove Buyer's due diligence contingencies and proceed with this Agreement within the period ("Due Diligence Period") ending sixty (60) days after the mutual execution of this Agreement . All of Buyer's due diligence period contingencies are set forth in this Section 6. To facilitate Buyer's due diligence and to the extent reasonably available to Seller, Seller shall provide Buyer with the documents set forth below.

         (a) Title. During the time periods set forth below, Buyer shall review and approve title to the Real Property. As of the effective date of this Agreement Seller has delivered to Buyer:

         (i) a current extended coverage title commitment on the Real Property issued by Title Company, accompanied by legible copies of all documents referred to in the report;

         (ii) copies of all existing and proposed easements, covenants, restrictions, agreements or other documents that affect the Real Property and Appurtenances and which are not disclosed by the preliminary title report, or, if no such documents exist, a certification of Seller to that effect; and

         (iii) copies of the two (2) most recent property tax bills for the property.

Buyer shall advise the Seller within twenty (20) days of the effective date, what exceptions to title, if any, will be accepted by Buyer; provided, however, that Seller hereby agrees to remove all possessory interests, monetary liens, monetary encumbrances and judgments of any nature whatsoever encumbering title to the Real Property (other than any Development Cost Assessments). As to all other matters, Buyer shall be required to specifically disapprove any such

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title  exceptions.  Seller  shall have five (5) business  days after  receipt of
Buyer's objections to give Buyer notice: (i) that Seller will remove any objectionable exceptions from title and provide Buyer with evidence satisfactory to Buyer of such removal, or provide Buyer with evidence satisfactory to Buyer that said exceptions will be removed on or before the Closing; or (ii) that Seller elects not to cause such exceptions to be removed. If Seller gives Buyer notice under clause (ii), Buyer shall have two (2) additional business days to notify Seller that Buyer intends to proceed with the purchase and take the Real Property subject to such exceptions, or to terminate this Agreement. If Buyer shall fail to give Seller notice of its election within two (2) business days, Buyer shall be deemed to have elected to terminate this Agreement. If Seller shall give notice pursuant to clause (i), and shall fail to remove any such objectionable exceptions from title prior to the Closing Date, and Buyer is unwilling to take title subject thereto, Seller shall be in default hereunder and, without limiting Buyer's rights and remedies against Seller, Buyer may elect to terminate this Agreement and Seller shall be liable for all of Buyer's damages, including Buyer's costs and expenses incurred hereunder.

         (b) Property Documents. Within five (5) days of the effective date of this Agreement, Seller shall deliver to Buyer, to the extent the same are available to Seller and in Sellers actual possession, the documents set forth below. Buyer shall review and approve all of the following due diligence matters within Buyer's due diligence period: any and all seismic engineering reports, property condition reports, service contracts, maintenance contracts, management contracts, insurance policies, market studies for the Property generated in the past two (2) years, and all other contracts or documents of significance to the Property. All such documents shall be delivered by Seller to Buyer at one time under cover of a letter signed by Seller specifying each such document so delivered by Seller and containing Seller's certification that such documents are all of the documents actually in Seller's possession.

         (c) Condition of the Property - Physical. Except for the Phase I geotechnical report, Seller shall not delivery any documents to Buyer regarding the physical condition of the Property. Seller shall conduct a Phase I geotechnical survey (i.e. soils survey) of the Property for purposes of obtaining Entitlements as set forth in Section 2(j) and shall as soon as practicable after completion of said report, deliver a copy of said report to Buyer. Thereafter, at Buyer's option, Buyer may conduct a Phase II geotechnical survey, or have other studies conducted with respect to the condition of the Property for due diligence purposes. Other than the Phase I geotechnical survey performed by Seller, Buyer shall conduct all of its own due diligence, inspection and review of the Property within the due diligence period, without relying upon any representations or warranties by Seller, which due diligence review shall include but not be limited to: soils testing, geophysical conditions, physical survey, and other physical characteristics of the Property. Buyer shall rely upon its own experts, professionals, consultants and others to determine the suitability of the Gull Project and the physical condition of the Property.

         (d) Condition of the Property - Environmental As of the effective date of this Agreement Seller has provided Buyer with photocopies of the most recent Phase I Environmental Survey and any and all other documents in Seller's actual possession regarding the environmental condition of the Property. Excepting only the Section 10 representations or warranties by Seller, Buyer shall then commission and rely upon its own experts, professionals, consultants and others to determine the environmental condition of the Property within Buyer's Due Diligence Period, including but not limited to any and all inspections and examinations for the existence of asbestos, asbestos containing materials, polychlorinated biphenyls ("PCB's"), underground storage tanks, radioactive substances, explosives, petroleum or petroleum by-products, urea formaldehyde, and other Hazardous Substances.

         (e) Applicable Laws. Within five (5) days of the effective date of this Agreement Seller shall deliver to Buyer any documents in Seller's actual possession relating to laws, ordinances or other governmental restrictions concerning the Property, if any. Thereafter, without relying upon any representations  or  warranties  of Seller,  Buyer  shall,  within  Buyer's  Due
Diligence Period, review and approve all zoning, land-use, subdivision, environmental, building and construction laws and regulations restricting or regulating or otherwise affecting the use, development, occupancy or enjoyment of the Property, both in its "as is" condition and as a development site for the Gull Project.

         (f) Survey. As of the effective date of this Agreement, Seller has delivered to Buyer a topographical survey of the Property ("Survey"). Until the end of the Due Diligence Period, Buyer shall review and have the right to disapprove any matters shown on the Survey. Buyer shall during Buyer's due diligence period and at Buyer's sole cost and expense, increase the scope of the Survey for purposes of having the Survey qualify as an ALTA land survey.
Alternatively, Buyer may, at Buyer's sole option and at Buyer's sole expense have a separate ALTA land survey conducted by a surveyor of Buyer's own choosing. Buyer's ALTA land survey shall be used for purposes of inducing Title Company to issue to Buyer at the Closing an ALTA Owner's Policy of Title Insurance.

         (g) Appraisals. Seller shall deliver to Buyer within five (5) days of the effective date of this Agreement any appraisals or other market studies relating to the Property in Seller's actual possession, which appraisals may have been conducted within the past two (2) years. Without relying upon any representation or warranty of Seller, Buyer shall within Buyer's due diligence period, review and approve the feasibility and market value of the Property, shall approve all CC&R's and other restrictions effecting the beneficial use and enjoyment of the Property, as well as any other data Buyer deems appropriate to review in connection with the advisability of purchasing and developing the Property.

         (h) Governmental Conditions. Buyer shall obtain from appropriate government agencies and other sources (other than Seller) all documents relating to permits, approvals licenses or other governmental regulations which effect the Property. Thereafter, without relying upon any representation or warranty of Seller, Buyer shall within Buyer's Due Diligence Period review and approve all governmental records, permits, approvals, licenses, approvals, certificates of occupancy, and associated notices and correspondence affecting the Property and the proposed Gull Project.

         (i) Development Costs. Buyer shall review and approve all Development Costs prior to the expiration of Buyer's Due Diligence Period.

         (j) Other Matters. Buyer's review and approval within the Due Diligence Period of all other matters relating to or effecting the Property.

         (k) Representations and Warranties. Except for Section 10, Buyer acknowledges that Seller has made no representations or warranties regarding the Property or the feasibility of the Gull Project to Buyer. Buyer and Seller agree that Seller has made no oral representations or warranties to Buyer. Buyer acknowledges that it is an experienced developer and is able to assess the due diligence contingencies without any reliance upon Seller.

         (l) Due Diligence Period Conditions Rules. The foregoing conditions in this Section 6 are all of Buyer's due diligence conditions precedent, and these conditions precedent are intended solely for the benefit of Buyer. Upon expiration of the Due Diligence Period, all Section 6 conditions precedent shall be deemed to be waived, unless written notice to the contrary is received by Seller. If Buyer indicates in writing that a Section 6 condition precedent is not satisfied for any reason, Buyer may terminate this Agreement.

         (m) Costs. Buyer shall pay all costs associated with Buyer's due diligence investigations. Seller's obligations to provide documents is limited to those documents actually available to Seller. Buyer shall provide Seller at no charge with photocopies of third party reports and studies which Buyer obtains by reason of Buyer's due diligence investigation of the Property.

7.  ENTITLEMENT CONTINGENCY

         (a) It is a condition precedent to Closing hereunder for Buyer's benefit that Entitlements (as described in Section 2 above) be granted by the City of South San Francisco (the "Entitlement Contingency") within One Hundred Fifty (150) days of the effective date of this Agreement (the "Entitlement Period").

         (b) In the event that Seller obtains the Entitlements within the Entitlement Period such that the Entitlement Contingency is satisfied, Seller shall give written notice thereof to Buyer. As provided in Section 4(a) Buyer shall increase its deposit to the Final Deposit amount.

         (c) If Buyer waives the Entitlement Contingency (i) before the expiration of Buyer's Due Diligence Period, then this transaction shall proceed pursuant to Section 3(c) above; or (ii) after the expiration of Buyer's Due Diligence Period, then Buyer and Seller shall in good faith estimate the Entitlement Square Feet, so as to determine the Purchase Price according to
Section 3(a)(ii), and the parties hereto shall proceed to the closing as provided in Section 8.

         (d) If the Entitlements Contingency is not waived by Buyer or timely satisfied, then this Agreement shall terminate, and Section 4(b) shall govern.

8. CLOSING & ESCROW

         (a) Closing Date. Subject to subsections (b), (c) and (d) below, the Closing hereunder shall occur One Hundred Eighty (180) days after the effective date of this Agreement, (Closing Date); provided, however, that Seller may at any time after the satisfaction, removal or waiver of Buyer's due diligence contingency and the Entitlement Contingency, accelerate the Closing Date to a date not less than thirty (30) days from the date of such Notice of Acceleration.

         (b) Seller Acceleration. If Seller obtains the Entitlements prior to the expiration of the Entitlement Contingency Period or should Buyer waive the Entitlement Contingency at any time, Seller may thereafter at Seller's sole option accelerate the Closing Date to a date not less than thirty (30) days from the date of such entitlement satisfaction. Seller shall retain its rights under subsection 8(c) even if Seller accelerates the Closing Date.

         (c) Seller's Right to Extend Closing. It is understood and agreed that Seller has the right to structure this transaction in compliance with the tax free exchange provisions of Internal Revenue Code ss.1031. Seller shall have three (3) successive options, at Seller's sole option to extend the Closing Date determined pursuant to subsection (a) for thirty (30) days each. To exercise each such option, Seller shall give Buyer written notice not less than ten (10) days prior to the then applicable Closing Date. Any period during which the Closing Date is extended pursuant to this subsection (c) is an "Extension Period". If Seller intends to exercise its rights under subparagraph 8(c) and extend the Closing, Buyer and Seller may agree in writing to transfer the Final Deposit funds to a depository other than the Title Company, with Buyer to receive all interest, dividends or other proceeds from investment of said funds. Seller shall not unreasonably withhold such consent. Subject to Seller's ss.1031 exchange, Seller shall provide Buyer with as much advance Notice of the intended Closing Date as possible and shall attempt to close on that date, it being understood that Buyer must marshall its closing funds and that delays in closing or changes in the Closing Date can adversely effect Buyer.

         (d) Waiver If Buyer waives the Entitlement Contingency prior to issuance of Entitlements, then Buyer and Seller may mutually agree upon an earlier Closing Date.

         (e) Failure of Closing. If the Closing does not occur on or before the Closing Date, the Title Company as escrow holder shall, unless it is notified by both parties to the contrary within two (2) business days after the Closing Date, return to the depositor thereof all items which may have been deposited hereunder, and apply the Deposit as provided in Section 4(b). If the parties dispute the disbursement of the Deposit or any other matters, Title Company shall (i) either pay said sum to Seller; or (ii) interplead said funds; as title Company may elect. No return of Deposit shall, however, relieve Buyer of its obligation to pay for Extraordinary Procedure expenses properly incurred by Seller as of the date of Agreement termination.

         (f) Escrow Instructions. Buyer and Seller shall each submit to the Title Company, not less than five (5) days prior to the Closing Date, escrow instructions consistent with the provisions of this Agreement.

         (g) Seller's Documents. At least two (2) business days prior to the Closing, Seller shall deliver to Title Company as escrow, the following:

         (i) Grant Deed. A duly executed and acknowledged grant deed conveying to the Buyer the Real Property and Appurtenances and all rights, privileges and easements appurtenant thereto;

         (ii) a duly executed bill of sale covering the Personal Property, in the form attached hereto as Exhibit "C";

         (iii) a Certificate from the California Secretary of State (or a commercial reporting service satisfactory to Buyer) that indicates that as of the Closing Date there are no filings against Seller in the office of the Secretary of State under the California Commercial Code that would be a lien on any of the items specified in the Bill of Sale referred to in Section 8(e)(ii) above (other than such filings, if any, as are being released at the time of the Closing);

         (iv) originals of all documents, letters, plans, specifications, reports and similar matters as the same relate to the Entitlements, and Seller shall transfer ownership and possession of the Entitlements by way of physical deliver of Entitlement documents through escrow and by executing the "Entitlement Transfer" form attached hereto as Exhibit "D" and incorporated herein;

         (v) a billing in reasonable detail showing the amount of funds, not to exceed Seventy Five Thousand Dollars ($75,000) necessary for Buyer to reimburse Seller for Seller's Ordinary Procedure expenses incurred in connection with the Entitlement process as provided in Section 2 and
         Section 3(b) above;

         (vi) originals or copies of all service contracts, maintenance contracts and management contracts, if any, affecting the Property (collectively, the "Service Contracts") to be continued by Buyer after the Closing, and any warranties or guaranties received by Seller from any contractors, subcontractors, suppliers, materialmen, consultants, architects, engineers and others who have performed work on the Property or in connection with obtaining the Entitlements;

         (vii) to the extent available to Seller originals of all architectural plans, designs, permits, studies, reports, agreements or similar matters generated in the Entitlement process and relating to the Property;

         (viii) an affidavit of Seller that Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986 (the "Code") duly executed by Seller in the form attached hereto as Exhibit "E", and a California Form 590 RE;

         (ix) closing statement in form and content satisfactory to Buyer and Seller; and

         (x) any other documents, instruments or agreements called for hereunder which have not previously been delivered.

         Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

         (h) Buyer's Documents and Funds. Prior to the Closing, Buyer shall deliver to Title Company as escrow, the following:

         (i) the Purchase Price, less the Deposit (to be credited), in immediately available funds;

         (ii)  immediately   available  funds  sufficient  to  pay  the  amounts
         described in Section 3(b);

         (iii) any other documents, instruments or agreements called for hereunder which have not previously been delivered; and

         (iv) Buyer shall either pay or take subject to all Development Cost assessments assessed against the Property by reason of the Entitlement Process.

         Seller may waive compliance on Buyer's part under any of the foregoing items by an instrument in writing.

         (i) Other Documents. Seller and Buyer shall each deposit such other instruments as are reasonably required by the Title Company as escrow holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

         (j) Prorations. The Title Company shall prorate all real property taxes, water, sewer and utility charges, amounts payable under any Service Contracts delivered to Buyer during the Due Diligence Period which Buyer elects to accept, and other expenses normal to the operation and maintenance of the Property shall be prorated on the basis of a 365-day year as of 12:01 a.m. on the date the grant deed is recorded.

         Seller and Buyer hereby agree that if any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then the same shall be calculated within thirty (30) days after the Closing Date and either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, together with interest thereon at the rate of twelve percent (12%) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor.

         (k) Expenses. Buyer shall pay all title insurance costs. Seller shall pay the cost of all city and county transfer taxes applicable to the sale as well as the full amount of any assessments or bonds on the Real Property. Brokerage commissions shall be paid as specified in Section 17(b). Seller and Buyer shall each pay fifty percent (50%) of all escrow charges, document processing fees and other escrow charges as the same may relate to the closing of this transaction. Each party shall bear its own attorneys' fees in connection with the negotiation, performance and closing of this Agreement.

         (l) Closing. Upon satisfaction and completion of all other matters set forth in this Section 8, escrow shall close and Seller's grant deed shall be delivered to Buyer and recorded and all of Seller's other documents as set forth above shall be delivered by Title Company to Buyer. At the Closing Buyer's funds shall be paid to Seller, or Seller's exchange accommodator, as Seller may so designate, and Buyer's documents as set forth above shall be delivered to Seller.

9. CONDITIONS PRECEDENT TO CLOSING. All of the conditions of Section 8 of this Agreement shall constitute all of the conditions precedent to the Closing as described herein. After the satisfaction or waiver of the due diligence contingencies of Section 6 and the Entitlement Contingency of Section 7, failure by either Seller or Buyer to satisfy the conditions imposed upon said party by
Section 8 of this Agreement shall also constitute a material breach by said party of this Agreement.

10. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer now and again as of the Closing Date, subject to the limitations of Section 12 below, as follows:

         (a) Except as disclosed to Buyer in writing during the Due Diligence Period of Section 6, hereof, to Seller's actual knowledge, there are not now, and at the time of Closing there will not be, any material physical defect concerning the Property;

         (b) Except as disclosed to Buyer in writing during the Due Diligence Period of Section 6 hereof, to Seller's actual knowledge, the Property is in compliance with all applicable governmental laws and regulations.

         (c) The architectural plans, consulting reports and all other contracts or documents delivered to Buyer pursuant to Section 6 of this Agreement are, and at the time of Closing will be, true and correct originals or copies;

         (d) Except as disclosed to Buyer in writing, during the Due Diligence Period, Seller has no actual knowledge of any condemnation, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use and operation of the Property for its intended purpose or the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property.

         (e) Except as disclosed to Buyer in writing during the Due Diligence Period of Section 6, hereof, to Seller's actual knowledge, Seller has obtained all licenses, permits, easements and rights-of-way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property, in its current condition. Nothing in this subparagraph (e) shall impose an obligation on Seller to obtain any permit or other matter for the prospective development of the Gull Project, nor shall this subsection 10(e) impose a requirement that Seller obtain the Entitlements.

         (f) Seller is not a party to any labor dispute that could adversely affect the Property.

         (g) Except as disclosed to Buyer in writing during the Due Diligence Period of Section 6 hereof, at the time of Closing there will be no outstanding contracts made by Seller without the consent of Buyer, for any improvements to the Property which have not been fully paid for and Seller shall cause to be discharged all mortgages or deeds of trust in which Seller is Trustor and which effect the Property prior to or at the Closing.

         (h) Seller knows of no facts and has not failed to disclose any fact which would prevent Buyer from using and operating the Property after Closing in the manner planned by Buyer, in a manner similar to the way other similar properties in the area are operated.

         (i) Except as disclosed to Buyer in writing during the Due Diligence Period of Section 6 hereof, neither Seller nor, to Seller's actual knowledge, any predecessor owner, occupant or user of the Property, or any past or current tenant, has spilled, disposed of, released, or stored on, under or at the Property any Hazardous Substances (excepting only minor quantities maintained in accordance with commercially reasonable standards and applicable environmental laws);

         (j) Except as disclosed to Buyer in writing during the due diligence period of Section 6 hereof, Seller has no actual knowledge that the Property or any adjacent property has been used as a dump or landfill or that any Hazardous Substances have been generated, released, stored (excepting only minor quantities maintained in accordance with commercially reasonable standards and applicable environmental laws) or deposited over, beneath or on the Property or the adjacent property.

         (k) Except as disclosed to Buyer in writing during the due diligence period of Section 6 hereof, Seller has not been notified of any proceeding or inquiry by any governmental authority with respect to the production, storage, disposal or use of any hazardous waste or other toxic or hazardous substance on or under the Real Property.

         (l) Subject only to the limitation of Section 12 nothing in this Agreement shall be deemed (a) a release of Seller from its liability, if any, to any governmental entity or third party (including without limitation Buyer) for any violation of applicable environmental laws; or (b) a waiver of any rights of Buyer to seek contribution from Seller in any action under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq,, or any other toxic or hazardous materials cleanup statute, law or regulation; or (c) any statutory or common law indemnification by Buyer in favor of Seller (or any other person or entity) respecting environmental or related matters.

         (m) As used in this Agreement the term "Hazardous Substances" shall have the meaning set forth in U.S.C. Section 9601 (14), expanded to include petroleum; any hazardous or toxic materials, pollutants, effluents, contaminants, radioactive materials, flammable explosives, chemicals known to cause cancer or reproductive toxicity, emissions or wastes and any other chemical, material or substance, the handling, storage, release, transportation, or disposal of which is or becomes prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, is or becomes known to pose a hazard to the health and safety of occupants including, without limitation, (i) asbestos, (ii) petroleum and petroleum by-products, (iii) urea formaldehyde foam insulation, (iv) polychlorinated biphenyl, (v) all substances now or hereafter designated as "hazardous substances," "hazardous materials" or "toxic substances" pursuant to any environmental laws; (vi) all substances now or hereafter designated as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code; (vii) all substances now or hereafter designated by the Governor of the State of California pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986 as being known to cause cancer or reproductive toxicity, or (viii) all substances now or hereafter designated as "hazardous substances," "hazardous materials" or "toxic substances" under any other federal, state or local laws or in any regulations adopted and publications promulgated pursuant to said laws.

         (n) There is no litigation pending or threatened against Seller or any basis therefor that arises out of the ownership of the Property or that might detrimentally affect the proposed use or operation of the Property, or the value of the Property or adversely affect the ability of Seller to perform its obligations under this Agreement.

         (o) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         (p) This Agreement and all documents executed by Seller which are to be delivered to Buyer at the time of Closing are, or at the time of Closing will be, duly executed and delivered by Seller, are, or at the time of Closing will be, legal, valid, and binding obligations of Seller, are and at the time of Closing will be sufficient to convey title (if they purport to do so), and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

11. REPRESENTATIONS AND WARRANTIES OF BUYER. All documents executed by Buyer which are to be delivered to Seller at the Closing are to or at the time of Closing will be duly executed and delivered by Buyer (or assignee), and are or at the Closing will be legal, valid and binding obligations of Buyer, and do not and at the time of Closing will not violate any provisions of any agreement, mortgage, deed, note or other document or instrument to which Buyer is a party or to any court order to which Buyer is subject.

12.  WAIVER AND SUNSET.

         (a) Notwithstanding any other provision of this Agreement to the contrary, Buyer agrees to buy the Property "AS IS" and shall not rely upon any representations or warranties of Seller other than in Section 10 as to the condition of the Property, its suitability for development, its financial suitability or any other matter. Buyer agrees to rely solely upon its own experts, consultants and professionals in determining the condition of the Property, including specifically any environmental condition.

         (b) The Section 10  representations  and warranties shall terminate one
(1) year after recordation of the grant deed unless Buyer has then delivered written notice of a claim thereunder, and that this one (1) year "sunset" shall act as a contractual statute of limitations as to all claims by Buyer against Seller.

         (c) Buyer and Seller agree that there are no oral representations from either party.

         (d) Buyer represents that it does not rely upon Seller's representations and that Buyer's damages, if any, are limited to those matters which Seller knew but concealed (or falsely disclosed) and which Buyer could not discover through its own experts and due diligence.

13. LOSS BY CASUALTY; CONDEMNATION. In the event that, prior to Closing, the Property, or any part thereof, is rendered totally incapable of development by an Act of God (i.e. "total destruction") or if condemnation proceedings are threatened or commenced against the Property, which condemnation proceedings would take more than 25,000 Square feet of the Real Property (i.e. "major condemnation"), then and only then shall Buyer have the right, exercisable by giving notice of such decision to Seller within three (3) days after receiving written notice from Seller of such total destruction by Act of God or major condemnation proceedings, to terminate this Agreement, in which case, neither party shall have any further rights or obligations hereunder and the full amount of any Deposit shall be returned to Buyer. If Buyer either: (a) elects not to terminate this Agreement following a total destruction or major condemnation; or
(b) the destruction or condemnation is not total or major, then Buyer shall accept the Real Property in its then condition and all proceeds of insurance or condemnation awards payable to Seller by reason of such destruction or condemnation, if any, shall be paid or assigned to Buyer. If Buyer fails to give notice Buyer shall be deemed to have elected to continue this Agreement.

14. POSSESSION. Possession of the Property shall be delivered to Buyer on the Closing Date; provided that Seller shall afford authorized representatives of Buyer reasonable access to the Property for the purposes of satisfying Buyer with respect to Buyer's due diligence inspections and the representations, and warranties of Seller herein, and with respect to satisfaction of any conditions precedent to the Closing herein. Buyer shall also have access to the Property for the purpose of conducting environmental surveys, soils tests, surveys or other physical inspections of the Property; provided that the Real Property shall be restored to its pre-inspection condition at Buyer's sole cost at Seller's request. Seller shall cooperate with Buyer in providing access to the Property and satisfying the conditions contained herein. Buyer shall give Seller at least 24 hours notice of its intent to conduct an inspection.

15. MAINTENANCE OF THE PROPERTY. Between the date of mutual execution of this Agreement and the Closing, Seller shall: (i) maintain the Property in good order, condition and repair, reasonable wear and tear excepted; (ii) otherwise operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property; and (iii) not permit any new easements, or restrictions or limitations on the beneficial use or enjoyment of the Real Property.

16. LAND USE  PROCESSING.  Other than the  Entitlements,  which are  governed by
Section 2, Seller may permit Buyer to make other inquiries and applications regarding development of the Gull Project, such as, PG&E, water and other services to the Real Property (as examples only). Buyer shall request such action through application to Seller and Seller's prior written consent shall be required. Such actions by Buyer shall not be deemed part of the Entitlement process. Nothing herein shall be deemed to restrict Buyer's rights to carry out its own studies and related matters.

17.      MISCELLANEOUS.

         (a) Notices. Any notice, consent, approval, waiver or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or two (2) days after deposited in the United States mail, certified mail, postage prepaid, return receipt required, and addressed as follows:

         If to Seller:              Montgomery Realty Group, Inc.
                                    Mr. Dinesh Maniar, President
                                    400 Oyster Point Boulevard
                                    Suite 415
                                    South San Francisco, CA 94080
                                    Telephone: (650) 266-8080
                                    Facsimile: (650) 266-8089

         With a copy to:            James T. Graeb, Esq.
                                    400 Oyster Point Boulevard
                                    Suite 415
                                    South San Francisco, CA 94080
                                    Telephone: (650) 266-8080
                                    Facsimile: (650) 266-8089

         If to Buyer:               Mr. Peter Pau
                                    Sand Hill Property Company
                                    30 East Fourth Avenue
                                    San Mateo, CA 94401
                                    Telephone: (650) 344-1500
                                    Facsimile: (650) 344-0652


         With a copy to:            Milburn A. Matthews, Esq.
                                    Coontz & Matthews LLP
                                    30448 Rancho Viejo Rd., Suite 120
                                    San Juan Capistrano, CA 92675
                                    Telephone: (949) 240 3040
                                    FAX: (949) 240-7540

or such other address as either party may from time to time specify by notice hereunder to the other. Notice by fax shall be deemed delivered during a business day upon printout of a confirmation slip from sender's fax.

         (b) Brokers and Finders. Seller shall be responsible for the payment of all fees and commissions owing to Mr. Robert Sullivan in connection with the purchase and sale of the Property. If any other broker or finder perfects a claim for a commission or finder's fee based on any contact, dealings or communication with any party hereto, the party through whom the broker or finder makes such claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same. The provisions of this paragraph shall survive the Closing.

         (c) Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, heirs, administrators and assigns. Without being relieved of any liability under this Agreement, Buyer reserves the right to take title to the Property in a name or assignee other than Buyer.

         Neither party to this Agreement may assign this Agreement to another party, except that Buyer may assign this Agreement to a partnership or other business venture in which Buyer is a participant, and Seller may assign this Agreement to an IRC Section 1031 exchange accommodator.

         (d) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified by, and only by, a written instrument executed by Seller and Buyer.

         (e) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

         (f) Merger of Prior Agreements. This Agreement contains the entire agreement of the parties and supersedes all prior negotiations, correspondence, understandings and agreements between the parties, relating to the subject matter hereof.

         (g) Enforcement. If either party fails to perform any of its obligations under this Agreement or if a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees.

         (h) Time of the Essence. Time is of the essence of this Agreement.

         (i) Exchange Transaction. In the event that Seller elects to consummate the transaction contemplated herein by virtue of an exchange transaction under
Section 1031 of the Code, Buyer shall cooperate with Seller in so effecting Seller's consummation of such transaction subject to the following conditions:

         (i) Except as provided in Section 8(c) above, the period for the Closing shall not be extended by such exchange transaction;

         (ii) Buyer shall not take title to any property as part of any such exchange transaction; and

         (iii) Buyer shall not be required to advance any funds whatsoever or incur any obligation or liability whatsoever in connection with any such exchange transaction.

         (j) Specific Performance. Seller acknowledges that in the event of a breach or default or threatened breach or default under this Agreement by Seller prior to the Closing, damages at law will be an inadequate remedy and, accordingly, without in any manner limiting any other remedies available to Buyer, Seller's obligations under this Agreement may be enforced by specific performance.

         (k) Headings. The headings of the various sections of this Agreement are for the convenience of the parties and shall not be used in the interpretation of this Agreement.

         (l) Interpretation. This Agreement shall be construed according to the normal meaning of words and phrases, and shall not be read against either party to this Agreement. In any dispute regarding interpretation of this Agreement, the Court shall seek to base its interpretation on the underlying business goal and the language reflected thereby.

         (m) Seller's Entitlements It is the intention of the parties hereto that Seller shall at all times control the Entitlement process and own all results generated from the Entitlement process unless and until this transaction is closed as contemplated above or until Buyer takes over as provided in Section 3(c) above.

         (n) Days and Business Days. As used in this Agreement, the term "day" shall refer to a calendar day and the term "business day" shall refer to any calendar day other than a federal holiday, Saturday or Sunday. If any specified date falls on a holiday, Saturday or Sunday, then the time for performance of any matter on such date shall be extended to the next business day.

         (o) Other Construction As used herein the term "may" is permissive and the term "shall" is mandatory. The term "will" means the statement of an intention and not an obligation. The singular shall include the plural and the neuter, shall include the masculine and feminine.

         (p) Non-Cooperation. In the event that Buyer and Seller do not cooperate as contemplated herein, such failure shall not be a default hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                    Buyer:
                             ---------------------------------------------
                             Mr. Peter Pau, dba Sand Hill Property Company

                    Seller:  Montgomery Realty Group, Inc., a Nevada corporation

                             By:
                                 --------------------------------------------
                                 Dinesh Maniar, President

                             By:
                                 --------------------------------------------
                                 James M. Hanavan, Secretary

                                    Exhibit A

                          Description of Real Property

                                {to be provided}

                                    Exhibit B

                          Schedule of Personal Property

                                {to be provided}

                                       23